Exhibit 99.1

Dynatrace Reports First Quarter of Fiscal Year 2023 Financial Results
Delivers Adjusted ARR growth of 34% year-over-year

WALTHAM, Mass, August 3, 2022 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT) today released financial results for the first quarter of its fiscal 2023 ended June 30, 2022.
“Q1 was yet another quarter of solid execution with balanced growth and profitability highlighting the durability of our business in the current environment,” said Rick McConnell, Chief Executive Officer. “We continue to see digital transformation initiatives with clear and measurable ROI as a top priority for the global 15,000 organizations that we target. Automation and AIOps are requirements for companies looking to do more with less time, resource, and cost. Our platform is rooted in these capabilities, which differentiate us from our competitors and position us well for continued growth and success in the future.

First Quarter Fiscal 2023 and Other Recent Business Highlights:
All growth rates are compared to the first quarter of fiscal 2022 unless otherwise noted.

Financial Highlights:
•Total ARR of $1,031 million, Adjusted ARR growth of 34% year-over-year
•Total Revenue of $267 million, up 32% on a constant currency basis
•Subscription Revenue of $250 million, up 32% on a constant currency basis
•Operating Income of $19 million and Non-GAAP Operating Income of $60 million
•EPS of $0.01 and Non-GAAP EPS of $0.18, both on a dilutive basis

Business Highlights:
•Market Leadership: Named Leader in the 2022 Gartner Magic Quadrant for APM and Observability. Ranked highest in 4 of 6 Gartner Critical Capabilities for APM and Observability.

•Platform Innovation: Extended the Dynatrace® platform with automatic release validation capabilities and unified its log analytics and digital experience monitoring (DEM) capabilities, enabling development teams to ensure the highest quality user experience and accelerate innovation.

•Go-to-market Success: Added 135 new logos to the Dynatrace® platform in the first quarter, consistent with the first quarter of last fiscal year. Delivered a net expansion rate above 120% for the seventeenth consecutive quarter. On a trailing-twelve-month basis, business transacted through hyperscaler partnerships, including AWS, Google, Microsoft, is nearly 3x compared to the same period last year.

First Quarter 2023 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2022	2021
Key Operating Metric:
Annualized recurring revenue	$1,031,284	$823,222
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency	31%
Adjusted ARR Growth	34%

Revenue:
Total revenue	$267,273	$209,740
Year-over-Year Increase	27%
Year-over-Year Increase - constant currency (*)	32%

Subscription revenue	$249,558	$196,520
Year-over-Year Increase	27%
Year-over-Year Increase - constant currency (*)	32%

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$60,315	$53,540
Non-GAAP operating margin (*)	23%	26%

Non-GAAP net income (*)	$51,842	$45,030

Non-GAAP net income per share - diluted	$0.18	$0.16

Non-GAAP shares outstanding - diluted	290,024	288,988

Free Cash Flow (*)	$136,192	$80,518
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Since March 31, 2022, Dynatrace has seen an incremental strengthening of the U.S. dollar resulting in a foreign exchange ("FX") headwind in fiscal 2023. Total FY23 FX impact on a constant currency basis is expected to be approximately $40 million on ARR, up from prior quarter expectations of $20 million. Total FY23 FX impact is expected to be approximately $47 million on Revenue, up from prior quarter expectations of $33 million.

Growth rates for Adjusted ARR, Total revenue, and Subscription revenue are presented in constant currency in the table below to provide better visibility into the underlying growth of the business.

Based on information available, as of August 3, 2022, Dynatrace is issuing guidance for the second quarter and updating guidance for full year fiscal 2023 as follows:

(In millions, except per share data)	Q2 Fiscal 2023 Guidance
Total revenue	$272 - $275
As reported	20% - 21%
Constant currency	26% - 28%
Subscription revenue	$255 - $257
As reported	20% - 21%
Constant currency	26% - 27%
Non-GAAP operating income	$62 - $64.5
Non-GAAP operating margin	23% - 23.5%
Non-GAAP net income	$52.5 - $55
Non-GAAP net income per diluted share	$0.18 - $0.19
Diluted weighted average shares outstanding	292 - 293

(In millions, except per share data)	Current Guidance Fiscal 2023	Prior Guidance Fiscal 2023	Guidance Change at Midpoint
Total ARR	$1,213 - $1,226	$1,250 - $1,265	$(38)
As reported	22% - 23%	26% - 27%	-400 bps
Constant currency	26% - 27%	28% - 29%	-200 bps
Adjusted ARR growth	27% - 28%	29% - 30%	-200 bps
Total revenue	$1,125 - $1,136	$1,142 - $1,158	$(20)
As reported	21% - 22%	23% - 25%	-250 bps
Constant currency	26% - 27%	27% - 28%	-100 bps
Subscription revenue	$1,053 - $1,062	$1,071 - $1,086	$(21)
As reported	21% - 22%	23% - 25%	-250 bps
Constant currency	26% - 27%	27% - 28%	-100 bps
Non-GAAP operating income	$252 - $261	$257 - $266	$(5)
Non-GAAP operating margin	22.5% - 23%	22.5% - 23%	0 bps
Non-GAAP net income	$214.5 - $223	$216 - $225	$(2)
Non-GAAP net income per diluted share	$0.73 - $0.76	$0.74 - $0.77	$(0.01)
Diluted weighted average shares outstanding	292 - 294	292 - 294	0
Free cash flow	$310 - $325	$330 - $345	$(20)
Free cash flow margin	27.5% - 28.5%	29% - 30%	-150 bps

Our guidance is based on foreign exchange rates as of the end of July.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, August 3, 2022. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID# 13731310. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on August 17, 2022, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID# 13731310. In addition, an archived webcast will be available at ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Adjusted ARR is defined as ARR excluding the impact of foreign exchange rate fluctuations that occurred over the trailing twelve month period. This calculation also excludes the headwind associated with the Dynatrace® perpetual license ARR that rolled off in the trailing twelve month period.
Adjusted ARR Growth is defined as year-over-year growth in Adjusted ARR divided by ARR as reported.
Dynatrace® Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform. Effective the first quarter of fiscal year 2023, we began to exclude the headwind associated with the Dynatrace perpetual license ARR given diminishing impact of perpetual license ARR. We believe that eliminating the perpetual license headwind will result in a Net Expansion Rate metric that better reflects Dynatrace’s ability to expand existing customer relationships.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures.

About Dynatrace
Dynatrace exists to make the world's software work perfectly. Our unified software intelligence platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That is why the world's largest organizations trust Dynatrace® to accelerate digital transformation.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter and full year 2023, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, a potential downturn in or instability of general economic conditions including currency fluctuations, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies, our ability to successfully recruit and retain highly-qualified personnel, the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on May 26, 2022 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2022	2021
Revenue:
Subscription	$249,558	$196,520
License	—	50
Service	17,715	13,170
Total revenue	267,273	209,740
Cost of revenue:
Cost of subscription	32,738	24,982
Cost of service	15,168	10,021
Amortization of acquired technology	3,892	3,830
Total cost of revenue	51,798	38,833
Gross profit	215,475	170,907

Operating expenses:
Research and development	48,482	34,725
Sales and marketing	105,015	80,482
General and administrative	36,321	26,922
Amortization of other intangibles	6,573	7,540
Restructuring and other	(10)	26
Total operating expenses	196,381	149,695
Income from operations	19,094	21,212
Interest expense, net	(2,175)	(2,857)
Other (expense) income, net	(2,250)	1,311
Income before income taxes	14,669	19,666
Income tax expense	(12,555)	(6,372)
Net income	$2,114	$13,294
Net income per share:
Basic	$0.01	$0.05
Diluted	$0.01	$0.05
Weighted average shares outstanding:
Basic	286,203	282,661
Diluted	290,024	288,988
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended June 30,
	2022	2021
Cost of revenue	$3,890	$2,652
Research and development	7,285	3,967
Sales and marketing	10,076	7,608
General and administrative	7,444	5,025
Total share-based compensation	$28,695	$19,252

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2022	March 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$571,345	$462,967
Accounts receivable, net	191,836	350,666
Deferred commissions, current	61,182	62,601
Prepaid expenses and other current assets	35,439	72,188
Total current assets	859,802	948,422
Property and equipment, net	45,782	45,271
Operating lease right-of-use assets, net	53,369	58,849
Goodwill	1,280,511	1,281,876
Other intangible assets, net	95,008	105,736
Deferred tax assets, net	26,368	28,106
Deferred commissions, non-current	59,245	63,435
Other assets	10,564	9,615
Total assets	$2,430,649	$2,541,310

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$4,795	$22,715
Accrued expenses, current	114,214	141,556
Deferred revenue, current	617,969	688,554
Operating lease liabilities, current	12,402	12,774
Total current liabilities	749,380	865,599
Deferred revenue, non-current	16,352	25,783
Accrued expenses, non-current	28,182	19,409
Operating lease liabilities, non-current	46,682	52,070
Deferred tax liabilities	—	85
Long-term debt, net	244,427	273,918
Total liabilities	1,085,023	1,236,864

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 287,259,306 and 286,053,276 shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively	287	286
Additional paid-in capital	1,830,782	1,792,197
Accumulated deficit	(459,234)	(461,348)
Accumulated other comprehensive loss	(26,209)	(26,689)
Total shareholders' equity	1,345,626	1,304,446
Total liabilities and shareholders' equity	$2,430,649	$2,541,310

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$2,114	$13,294
Adjustments to reconcile net income to cash provided by operations:
Depreciation	2,798	2,475
Amortization	10,571	11,512
Share-based compensation	28,695	19,252
Other	2,748	(796)
Net change in operating assets and liabilities:
Accounts receivable	151,404	110,079
Deferred commissions	2,079	(2,631)
Prepaid expenses and other assets	33,096	(1,453)
Accounts payable and accrued expenses	(29,815)	(27,376)
Operating leases, net	(142)	131
Deferred revenue	(60,450)	(41,015)
Net cash provided by operating activities	143,098	83,472

Cash flows from investing activities:
Purchase of property and equipment	(6,906)	(2,954)
Acquisition of businesses, net of cash acquired	—	(3,543)
Net cash used in investing activities	(6,906)	(6,497)

Cash flows from financing activities:
Repayment of term loans	(30,000)	(30,000)
Proceeds from employee stock purchase plan	8,627	6,593
Proceeds from exercise of stock options	1,275	7,886
Equity repurchases	(11)	(14)
Net cash used in financing activities	(20,109)	(15,535)

Effect of exchange rates on cash and cash equivalents	(7,705)	816

Net increase in cash and cash equivalents	108,378	62,256

Cash and cash equivalents, beginning of period	462,967	324,962
Cash and cash equivalents, end of period	$571,345	$387,218

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended June 30, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$51,798	$(3,890)	$(284)	$(3,892)	$(350)	$43,382
Gross profit	215,475	3,890	284	3,892	350	223,891
Gross margin	81%					84%
Research and development	48,482	(7,285)	(549)	—	—	40,648
Sales and marketing	105,015	(10,076)	(598)	—	—	94,341
General and administrative	36,321	(7,444)	(211)	—	(79)	28,587
Amortization of other intangibles	6,573	—	—	(6,573)	—	—
Restructuring and other	(10)	—	—	—	10	—
Operating income	$19,094	$28,695	$1,642	$10,465	$419	$60,315
Operating margin	7%					23%

	Three Months Ended June 30, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$38,833	$(2,652)	$(315)	$(3,830)	$—	$32,036
Gross profit	170,907	2,652	315	3,830	—	177,704
Gross margin	81%					85%
Research and development	34,725	(3,967)	(627)	—	—	30,131
Sales and marketing	80,482	(7,608)	(585)	—	—	72,289
General and administrative	26,922	(5,025)	(200)	—	47	21,744
Amortization of other intangibles	7,540	—	—	(7,540)	—	—
Restructuring and other	26	—	—	—	(26)	—
Operating income	$21,212	$19,252	$1,727	$11,370	$(21)	$53,540
Operating margin	10%					26%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended June 30,
	2022	2021
Non-GAAP net income:
Net income	$2,114	$13,294
Income tax expense	12,555	6,372
Non-GAAP effective cash tax	(6,407)	(6,140)
Interest expense, net	2,175	2,857
Cash paid for interest	(2,066)	(2,370)
Share-based compensation	28,695	19,252
Employer payroll taxes on employee stock transactions	1,642	1,727
Amortization of other intangibles	6,573	7,540
Amortization of acquired technology	3,892	3,830
Transaction, restructuring, and other	419	(21)
Loss (gain) on currency translation	2,250	(1,311)
Non-GAAP net income	$51,842	$45,030

Share count:
Weighted-average shares outstanding - basic	286,203	282,661
Weighted-average shares outstanding - diluted	290,024	288,988

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	286,203	282,661
Weighted-average shares outstanding - diluted	290,024	288,988

Net income per share:
Net income per share - basic	$0.01	$0.05
Net income per share - diluted	$0.01	$0.05
Non-GAAP net income per share - basic	$0.18	$0.16
Non-GAAP net income per share - diluted	$0.18	$0.16

	Three Months Ended June 30,
	2022	2021
Free Cash Flow ("FCF"):
Net cash provided by operating activities	$143,098	$83,472
Purchase of property and equipment	(6,906)	(2,954)
FCF	$136,192	$80,518

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com